Exhibit 10.23

FIRST AMENDMENT TO TRANSACTION AGREEMENT

THIS FIRST AMENDMENT TO TRANSACTION AGREEMENT is entered into as of May 5, 2008, between Senior Housing Properties Trust, a Maryland real estate investment trust (“Senior Housing”) and HRPT Properties Trust, a Maryland real estate investment trust (“HRPT”).

WHEREAS,    Senior Housing and HRPT are parties to a Transaction Agreement dated September 21, 1999(the “Transaction Agreement”); and

WHEREAS,    in connection with the purchase by Senior Housing of certain medical office buildings from HRPT, Senior Housing and HRPT desire to amend the Transaction Agreement to remove certain restrictions on Senior Housing making investments in medical use and related properties.

NOW, THEREFORE,    Senior Housing and HRPT agree as follows:

1.             Section 1.30 of the Transaction Agreement is amended and restated to read:

“Office Properties”: office buildings, warehouses or malls (excluding medical office buildings, clinics and biomedical, pharmaceutical and laboratory buildings), in each case whether occupied by a single tenant or multiple tenants, whether leased to private tenants or Governmental Authorities, and whether single purpose or mixed use, but excluding mixed use properties where medical office, clinic, biomedical, pharmaceutical or laboratory use is 50% or more (determined by rentable square footage, excluding common areas), and further provided usual office use by a tenant with a medical based business shall not constitute medical use.

2.             Section 1.47 of the Transaction Agreement is amended and restated to read:

“Senior Properties”: senior apartments, congregate communities, assisted living properties, nursing homes or other healthcare properties, including medical office buildings, clinics and biomedical, pharmaceutical and laboratory buildings, but excluding mixed use properties where medical office, clinic, biomedical, pharmaceutical or laboratory use is under 50% (determined by rentable square footage, excluding common areas), and further provided usual office use by a tenant with a medical based business shall not constitute medical use.

3.             The last sentence of Section 3.1 of the Transaction Agreement is amended and restated to read:

In any case where an investment is a mixed use property which is classified as a Senior Property because the medical use is 50% or more, if SNH determines not to make the investment, HRPT may make the investment without any further approval of Senior Housing’s Independent Trustees.

4.             As amended hereby, the Transaction Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, Senior Housing and HRPT have caused this Amendment to be duly executed, as a sealed instrument, as of the date first set forth above.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ David J. Hegarty
David J. Hegarty
President

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
John C. Popeo
Chief Financial Officer